UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 8, 2025

Rein Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38130	13-4196017
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12407 N. Mopac Expy., Suite 250 #390
Austin, Texas	78758
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (737) 802-1989

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RNTX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 10, 2025, the Board of Directors (the “Board”) of Rein Therapeutics, Inc. (the “Company”) approved an amendment to the Company’s Amended and Restated By-laws (as amended, the “By-laws”), effective immediately, to provide that forty percent (40%) of the shares of capital stock of the Company issued and outstanding and entitled to vote at the meeting, present in person, present by means of remote communication in a manner, if any, authorized by the Board in its sole discretion, or represented by proxy shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by law, the Restated Certificate of Incorporation, as amended, or the By-laws.

A copy of the amendment to the By-laws is attached as Exhibit 3.1 hereto and is incorporated herein by reference. The foregoing description of the material terms of the amendment to the By-laws is qualified in its entirety by reference to such exhibit.

Item 8.01	Other Events.

On June 10, 2025, the Company announced that the Company’s product candidate for the treatment of patients with idiopathic pulmonary fibrosis (IPF), LTI-03, had been put on clinical hold by the United States Food and Drug Administration (the “FDA”). Both enrollment and dosing in the Company’s Phase 2 RENEW trial of LTI-03 had been paused.

The Company received a formal Clinical Hold Letter from the FDA on July 8, 2025 (the “Letter”). In the Letter, the FDA noted that no No-Observed-Adverse-Effect Level (NOAEL) had been identified and minimal mucus cell hyperplasia in the bronchioles had been observed in the 26-week rat study conducted in support of the RENEW trial. The FDA stated that without a NOAEL, there is inadequate nonclinical support for the Phase 2 RENEW trial.

The FDA requested that the Company conduct a rat inhalation toxicity study using doses low enough to identify a NOAEL with a dosing duration sufficient to support the Phase 2 RENEW trial.

The Company believes that the data from the 26-week rat study supports the safety profile of LTI-03 and the conduct of the Phase 2 RENEW trial. The Company intends to work with the FDA to address the clinical hold as expeditiously as possible.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K may contain forward-looking statements of the Company within the meaning of the Private Securities Litigation Reform Act of 1995, including statements with respect to future expectations, plans and prospects for the Company. The Company uses words such as “anticipate,” “believe,” “estimate,” “expect,” “hope,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “would,” “can,” “could,” “should,” “continue,” and other words and terms of similar meaning to help identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including risks and uncertainties related to: the ability of the Company to obtain the cash resources to fund the RENEW Phase 2 trial through its completion and the Company’s operations for the anticipated periods and the Company’s ability to manage unplanned cash requirements; uncertainty as to when the clinical hold may be resolved, including the actions or studies that the Company may be required to take or conduct in order to resolve the clinical hold, and the implications of delays in the RENEW Phase 2 trial with respect to the Company’s cash resources; changes in applicable laws or regulations; the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors, including risks inherent in pharmaceutical research and development, such as adverse results in the Company’s drug discovery, preclinical and clinical development activities; the risk that the results of preclinical studies and early clinical trials may not be replicated in later clinical trials, including in the RENEW Phase 2 trial, or that partial results of a trial will be indicative of the full results of the trial; the Company’s ability to enroll patients in its clinical trials; and the risk that any of its clinical trials may not commence, continue or be completed on time, or at all; the Company’s ability to successfully integrate Qureight’s deep-learning platform into the RENEW Phase 2 trial; decisions made by the FDA and other regulatory authorities, investigational review boards at clinical trial sites and publication review bodies with respect to the Company’s development candidates; as well as the risks and uncertainties discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, which is on file with the United States Securities and Exchange Commission (the “SEC”) and in subsequent filings that the Company files with the SEC. These forward-looking statements should not be relied upon as representing the Company’s view as of any date after the date of this Current Report on Form 8-K, and the Company expressly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

3.1	Amendment No. 1 to Amended and Restated By-laws, dated July 10, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REIN THERAPEUTICS, INC.

Date: July 11, 2025	By:	/s/ Brian Windsor
Brian Windsor, Ph.D.
President and Chief Executive Officer